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                                   Exhibit 21.
                      Subsidiaries of Hycor Biomedical Inc.


                                                          State of
                      Name                                Incorporation
                      ----                                -------------
               Hycor Biomedical GmbH                      Germany
               Hycor Biomedical SAS                       France
               Cogent Diagnostics Limited                 Scotland
               Hycor International Inc.                   US Virgin Islands